UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2011

Roberts Realty Investors, Inc.
(Exact name of registrant as specified in its charter)

Georgia	001-13183	58-2122873
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 Northridge Parkway, Suite 302 Atlanta, Georgia	30350
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 394-6000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 24, 2011, effective as of January 1, 2011, Roberts Realty Investors, Inc. renewed its existing leases with Roberts Properties, Inc. (“Roberts Properties”) and Roberts Properties Construction, Inc. (“Roberts Construction,” and together with Roberts Properties, the “Roberts Companies”) at our Northridge office building. Roberts Properties leased 4,431 rentable square feet and Roberts Construction leased 1,920 rentable square feet. Each lease has a one-year term with a rental rate of $17.50 per square foot, provided that the rent cannot exceed a stated percentage of our gross income from rents from real property, gain from the disposition of real property, dividends, interest and gains from the dispositions of stock and securities, which percentage is 3.45% for Roberts Properties and 1.5% for Roberts Construction. The Roberts Companies are taking the premises “as is” with no tenant improvements, upgrades or rental concessions. Each of the Roberts Companies has a one-year renewal option at the then prevailing market rate. Additionally, to facilitate a sale of the Northridge office building, each of the Roberts Companies has agreed that if the Northridge office building is sold, that they will vacate the premises within six months or negotiate a new lease with the buyer.

The foregoing description of the material terms of the lease renewals is qualified in its entirety by reference to the full text of the lease amendments filed as Exhibit 10.1 and Exhibit 10.2 to this report, which amendments are incorporated into this Item 1.01 by this reference.

Roberts Realty also amended the terms of its reimbursement arrangement with the Roberts Companies for the provision of consulting services. The amended reimbursement arrangement lowers the hourly billing rate for each employee of the Roberts Companies providing consulting services to Roberts Realty. The new arrangement provides that the appropriate billing rate shall be calculated by multiplying an hourly cost for an employee (which is defined as the employee’s salary, plus benefits paid by the Roberts Companies, divided by 2,080 annual hours) by a factor of 1.7 for all employees (reduced from a factor of 2), except that Roberts Properties’ Chief Financial Officer has a factor of 1.8 (reduced from a factor of 2.25). Roberts Realty believes that this reimbursement arrangement allows Roberts Realty to obtain services from experienced and knowledgeable personnel without having to bear the cost of employing them on a full-time basis.

Each of the Roberts Companies is wholly owned by Charles S. Roberts, the Chief Executive Officer, President and Chairman of the Board of Directors of Roberts Realty. In compliance with the applicable listing rules of the NYSE Amex Equities stock exchange, Roberts Realty’s audit committee, which is composed of two independent directors, approved the agreements outlined above in accordance with the committee’s charter. Additionally, in accordance with Roberts Realty’s Code of Business Conduct and Ethics, Roberts Realty’s board of directors approved the agreements, with Mr. Roberts abstaining from the vote.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

10.1	Amendment to Lease dated as of January 1, 2011 by and between Roberts Properties, Inc. and Roberts Properties Residential, L.P.

10.2	Amendment to Lease dated as of January 1, 2011 by and between Roberts Properties Construction, Inc. and Roberts Properties Residential, L.P.

10.3	Summary of Amended Reimbursement Arrangement Between Roberts Realty Investors, Inc. and Each of Roberts Properties, Inc. and Roberts Properties Construction, Inc. (effective January 1, 2011)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROBERTS REALTY INVESTORS, INC.

Dated: January 28, 2011	By: /s/ Charles R. Elliott

Charles R. Elliott Chief Financial Officer

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